SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2010

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03

Bankruptcy or Receivership

As previously disclosed, on March 31, 2009, Saratoga Resources, Inc. (“Saratoga” or the “Company”), and four of its subsidiaries and affiliates, Harvest Oil & Gas, LLC (“Harvest Oil”), The Harvest Group, LLC (“Harvest Group”), Lobo Operating, Inc. (“Lobo Operating”) and Lobo Resources, Inc. (“Lobo Resources” and together with Saratoga, Harvest Oil, Harvest Group and Lobo Operating, collectively, the “Debtors”) each filed a voluntary petition in the United States Bankruptcy Court for the Western District of Louisiana (the “Bankruptcy Court”) for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”).

On April 19, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Third Amended Plan of Reorganization (as Modified as of March 31, 2010) (the “Plan”).

The Plan provides, in general, that (1) the existing indebtedness of the Debtors’ secured lenders will be restructured, (2) the Debtors’ other non-affiliate creditors will be paid 100% of their allowed claims within 12 months, (3) amounts owing under notes payable to officers will be deferred and interest accrued, (4) 483,310 shares of Company common stock (the “New Shares”) and a warrant to purchase up to 2,000,000 shares of Company common stock (the “New Warrant”) will be issued to various creditors, and (5) the Company’s existing equity interests will be retained in their current form, subject to dilution arising from the New Shares and the New Warrant and provided, however, that Saratoga’s Articles of Incorporation will be amended to provide that the holders of equity securities will receive no dividends or distributions in respect of their equity holdings unless and until the holders of all allowed claims have been paid in full in cash in accordance with the Plan.

The following is a summary of the material features of the Plan. This summary is qualified in its entirety by reference to the Confirmation Order, which is attached hereto as Exhibit 2.1, and the Plan, which was filed as Exhibit 2.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

Restructuring of Secured Debt

Revolver Debt

The claim arising under the Company’s Credit Agreement, dated July 14, 2008, with Macquarie Bank Limited (the “Revolving Credit Agreement”) will be allowed in the amount of $23.5 million (subject to adjustment for accrued interest if the Effective Date (as defined below) is after May 15, 2010), of which $5.5 million would be paid on the Effective Date, and the Revolving Credit Agreement will be amended (the “Amended Revolving Credit Agreement”) to provide for (i) an interest rate equal to a base rate plus 2%, and (ii) a maturity date of April 30, 2012. Liens arising under the Revolving Credit Agreement will remain in place substantially in their current form and the remaining indebtedness owed will be payable monthly on an interest only basis and on terms substantially identical to those included in the Revolving Credit Agreement, as amended by the Modified Third Amended Plan and reflected in the Amended Revolving Credit Agreement.

Term Debt

The claim arising under the Company’s Credit Agreement, dated July 14, 2008, with Wayzata Investment Partners (the “Term Credit Agreement”) will be allowed in the amount of $127.5 million (subject to adjustment for accrued interest if the Effective Date is after May 15, 2010), and the Term Credit Agreement will be amended and restated (the “Amended Term Credit Agreement”) to provide for (i) an interest rate of 11.25%, and (ii) a maturity date of April 30, 2012. Liens arising under the Term Credit Agreement will remain in place substantially in their current form and the indebtedness owed will be payable monthly on an interest only basis and on the terms set out in the Amended Term Credit Agreement,

Other Secured and Unsecured Creditors

Oil Lien Claim Creditors and Other Secured Creditors

Oil lien claim creditors and other secured creditors will be paid 100% of their claims, including costs and accrued interest, with 80% being paid in cash on the Effective Date and 20% being payable in four equal quarterly installments, subject to certain prepayment requirements should we secure financing during the twelve months following the Effective Date.

Unsecured Creditors

Unsecured creditors will be paid 100% of their claims, with 75% being paid in cash on the Effective Date and 25%, plus costs and accrued interest, being payable in four equal quarterly installments, subject to certain prepayment requirements should we secure financing during the twelve months following the Effective Date.

State Lessor Audit Royalty Claims

State lessor audit royalty claims in the amount of $1,709,656 will be paid 100% in twenty-four equal monthly installments of $71,235.68.

Management Notes

Amounts payable to our principal officers, Thomas Cooke and Andy Clifford, pursuant to existing promissory notes, will be payable 100% forty months following the Effective Date, with compound accrued interest and subject to prior satisfaction in full of all allowed claims.

Equity Securities

Issuances Under Plan

The Plan provides for the issuance of 483,310 shares of common stock (the “New Shares”) to be issued pro rata among the oil lien claim creditors, other secured creditors and unsecured creditors.

The Plan also provides for the issuance to Wayzata Investment Partners of a warrant (the “New Warrant”) to purchase up to 2,000,000 shares of Company common stock exercisable at $0.01 per share, which warrant will vest and become exercisable 111,111 shares on the Effective Date and 111,111 shares per month over the following seventeen months unless all amounts payable under the Amended Term Credit Agreement are paid in full, in which case any unvested portion of the warrant on the date of repayment in full will be forfeited.

The issuance of the New Shares and New Warrant pursuant to the Plan is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code.

Subject to the issuance of the New Shares and the New Warrant, as described above, each holder of equity securities of the Company, including common stock, warrants and options, shall retain identical interests in the Company following the Effective Date, provided, however, that holders of equity securities will receive no dividends or distributions in respect of their equity holdings unless and until the holders of all allowed claims have been paid in full in cash in accordance with the Plan.

Following the Effective Date, the Company will have approximately 17,173,602 shares of common stock issued and outstanding.  2,000,000 shares will be reserved for issuance under the New Warrant.  Otherwise, no shares are issuable pursuant to the Plan.

Assets and Liabilities

As of the date of the confirmation of the Plan, the assets and liabilities of the Company’s were not materially different than reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Conditions of Plan

Although the Bankruptcy Court entered the Confirmation Order on April 19, 2010, the Plan is not yet effective. The Plan provides that it will become effective (the “Effective Date”) upon the satisfaction or waiver of certain conditions precedent, including, but not limited to, the execution and delivery by the parties thereto of all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan, including the Amended Revolving Credit Agreement and the Amended and Restated Term Credit Agreement.

We anticipate that the Effective Date of the Plan will occur on or before May 15, 2010.

Item 3.02

Unregistered Sales of Equity Securities

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02

Item 3.03

Material Modification to Rights of Security Holders

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03

Item 7.01

Regulation FD Disclosure.

On April 20, 2010, Saratoga Resources, Inc. issued a press release announcing confirmation of the Plan.  The press release is being furnished pursuant to this Item 7.01 as Exhibit 99.1 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

2.1	Order Confirming Third Amended Plan of Reorganization of Saratoga Resources, Inc. and its affiliated debtors, entered April 19, 2010
2.2	Third Amended Plan of Reorganization of Saratoga Resources, Inc. and its affiliated debtors, dated March 31, 2010*
99.1	Press release, dated April 20, 2010

*

Incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  April 22, 2010

By:

Andy Clifford

Andy Clifford

President

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